Exhibit 10.1

EXECUTION VERSION

CONSENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Consent and Amendment No. 3 to Credit Agreement, dated as of October 8, 2004 (this “Amendment”), is entered into by and among Blue Ridge Paper Products Inc., a Delaware corporation (“Borrower”), as Borrower; Blue Ridge Holding Corp., a Delaware corporation (“Holdings”), as a Credit Party; BRPP, LLC, a North Carolina limited liability company (the “IP Subsidiary”), as a Credit Party; and General Electric Capital Corporation, as a Lender and as Agent for Lenders (in such capacity, “Agent”).

RECITALS

A.            Borrower, Holdings, the IP Subsidiary, Agent and Lender are parties to that certain Credit Agreement, dated as of December 17, 2003 (as amended by Amendment No. 1 thereto, dated as of February 17, 2004, and as amended by Amendment No. 2 thereto, dated as of September 15, 2004, and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Credit Agreement”), pursuant to which Lender has made and will hereafter make loans and advances and other extensions of credit to Borrower.

B.            Borrower has requested that Agent and Lender consent to certain actions proposed to be taken by Borrower, and Agent and Lender are willing to consent to such actions as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth in this Amendment.

C.            Borrower, Agent and Lender are desirous of amending the Credit Agreement as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth in this Amendment.

D.            This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.  Capitalized terms used herein without definition are so used as defined in the Credit Agreement and Annex A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Fort Worth Assets Sale - Consent.  Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, Agent and Lender consent to the sale by Borrower of the Real Estate comprising its Fort Worth, Texas facility and the Equipment, if any, remaining at the Fort Worth facility at the time of such sale (collectively, the “Fort Worth Assets”) and to the release of Agent’s Lien on the Fort Worth Assets upon the consummation of such sale, provided, that, (a) the net proceeds of such sale shall be applied in accordance with the provisions of Section 1.3 of the Credit Agreement (to the extent that such Section applies to the sale of the Fort Worth Assets) and (b) such sale shall be an arm’s length transaction with a Person who is not an Affiliate of any Credit Party.

2.             Dissolution of IP Subsidiary - Consent and Amendments.

2.1.          Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, but subject to the satisfaction of the conditions precedent set forth in Section 2.2 below, Agent and Lender consent to the assignment by the IP Subsidiary of all of its Patents and Trademarks to Borrower.  Upon the consummation of such assignment, Agent and Lender consent to the subsequent dissolution of the IP Subsidiary, whereupon all of the obligations of the IP Subsidiary under its Guaranty, the Security Agreement, the Credit Agreement and each other Loan Document to which it is a party shall terminate.

2.2.          The transactions described in Section 2.1 above are subject to the satisfaction of each of the following conditions precedent:

(a)           All assignments, agreements, instruments and other documents relating to the assignment by the IP Subsidiary of all of its Patents and Trademarks to Borrower and the subsequent dissolution of the IP Subsidiary shall be in form and substance satisfactory to Agent.

(b)           Borrower shall have executed and delivered a Patent Security Agreement and Trademark Security Agreement, each in form and substance satisfactory to Agent, whereby Borrower grants a Lien in favor of Agent, for the benefit of itself and Lenders, on all of the Patents and Trademarks assigned to Borrower by the IP Subsidiary.

2.3.          Upon the assignment by the IP Subsidiary of all of its Patents and Trademarks to Borrower and the dissolution of the IP Subsidiary, all in accordance with the terms of this Amendment, the Credit Agreement shall be amended as follows:

(a)           Section 6.17(b) of the Credit Agreement shall be deleted in its entirety.

(b)           Section 6.18 of the Credit Agreement shall be amended and restated in its entirety as follows: “6.18.  Holdings.  Holdings shall not engage in any trade or business, or own any assets (other than Stock of its Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).”

(c)           Annex A to the Credit Agreement shall be amended by deleting therefrom the definitions of “IP Subsidiary” and “IP License Agreement”.

3.             Representations and Warranties.  Borrower and the IP Subsidiary jointly and severally represent and warrant to Agent and Lender that the execution, delivery and performance by Borrower and the IP Subsidiary of this Amendment and the consummation by Borrower and the IP Subsidiary of each of the transactions consented to in Sections 1 and 2 of this Amendment (a) have been duly authorized by all necessary action on the part of Borrower and the IP Subsidiary, and (b) do not and will not conflict with, result in the breach or termination of, constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture (including, without limitation, the Senior Secured Notes Indenture), mortgage, deed of trust, lease, agreement or other instrument to which Borrower or the IP Subsidiary is a party.

4.             Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Agent:

4.1.          Agent’s receipt of counterparts of this Amendment, duly executed by Borrower, Holdings, the IP Subsidiary, Agent and Lender.

4.2.          No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

4.3.          The representations and warranties contained in Section 3 of this Amendment shall be true, correct and complete.

5.             Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1.          The Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrower, Holdings and the IP Subsidiary.  Without limiting the foregoing, the Liens granted pursuant to the Collateral Documents shall continue in full force and effect and the guaranties of Holdings and (subject to the provisions of Section 2) the IP Subsidiary shall continue in full force and effect.

5.2.          Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

7.             Costs and Expenses.  As provided in Section 11.3 of the Credit Agreement, Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

8.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

9.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BLUE RIDGE PAPER PRODUCTS INC., as Borrower

By:
Title:

BLUE RIDGE HOLDING CORP., as a Credit Party

By:
Title:

BRPP, LLC, as a Credit Party
By:	Blue Ridge Paper Products Inc., sole Member and Manager

By:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:
Title:Duly Authorized Signatory